UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

As reported below in Item 5.07, on August 20, 2015, QLogic Corporation (“QLogic”) held its annual meeting of stockholders, at which QLogic’s stockholders approved an amendment to the QLogic Corporation 1998 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of QLogic’s common stock available for issuance under the ESPP by an additional 4,000,000 shares. The amendment to the ESPP (i) was approved by QLogic’s Board of Directors (the “Board”) on May 28, 2015, subject to approval by QLogic’s stockholders at QLogic’s 2015 annual meeting of stockholders, and (ii) became effective with such stockholder approval on August 20, 2015. QLogic’s executive officers are eligible to participate in the ESPP.

A copy of the ESPP is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

QLogic held its annual meeting of stockholders (the “Annual Meeting”) on August 20, 2015 in Aliso Viejo, California. At the Annual Meeting, QLogic’s stockholders voted upon the following four proposals and cast their votes as described below.

Proposal 1

QLogic’s stockholders elected the eight individuals listed below to the Board, to serve on the Board until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast.

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
John T. Dickson	58,260,094	11,426,594	54,979	10,200,382
Balakrishnan S. Iyer	57,607,325	12,066,808	67,534	10,200,382
Christine King	67,564,381	2,125,703	51,583	10,200,382
D. Scott Mercer	58,063,805	11,622,152	55,710	10,200,382
Prasad L. Rampalli	67,595,496	2,085,212	60,959	10,200,382
Jay A. Rossiter	68,282,906	1,386,783	71,978	10,200,382
George D. Wells	57,529,429	12,153,981	58,257	10,200,382
William M. Zeitler	67,700,607	1,971,884	69,176	10,200,382

Proposal 2

Proposal 2 was to approve an amendment to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, as described in Item 5.02 above. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
65,025,761	4,571,352	144,554	10,200,382

Proposal 3

Proposal 3 was an advisory vote to approve executive compensation, as described in the proxy materials. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
65,772,916	3,771,490	197,261	10,200,382

Proposal 4

Proposal 4 was the ratification of the appointment of KPMG LLP as QLogic’s independent registered public accounting firm for the fiscal year ending April 3, 2016, as described in the proxy materials. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
68,377,355	11,356,608	208,086

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	QLogic Corporation 1998 Employee Stock Purchase Plan, Amended and Restated Effective May 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

August 21, 2015	/s/ Jean Hu
Jean Hu
Acting Chief Executive Officer, Senior Vice President and
Chief Financial Officer